                                                                     Exhibit 4.2

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



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      No.             First Niagara Financial Group, Inc.           Shares

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                          FULLY PAID AND NON-ASSESSABLE
                              PAR VALUE $0.01 EACH

                                                  THE SHARES REPRESENTED BY THIS
                                                    CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                             SHARES OF COMMON STOCK

                       First Niagara Financial Group, Inc.
                             a Delaware corporation

     The shares evidenced by this certificate are transferable only on the books of First Niagara Financial Group, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, First Niagara Financial Group, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By   __________________________      [SEAL]      By  ___________________________
     Robert N. Murphy                                William E. Swan
     CORPORATE SECRETARY                             PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

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     The Board of Directors of First Niagara Financial Group, Inc. (the
"Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain transactions and to amend certain provisions of the Certificate of Incorporation.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM   - as tenants in common             UNIF GIFT MIN ACT    - _________ Custodian ___________
                                                                         (Cust)                   (Minor)
     TEN ENT   - as tenants by the entireties
                                                                       Under Uniform Gifts to Minors Act

     JT TEN    - as joint tenants with right
                 of survivorship and not as
                 tenants in common                                     ___________ _____________________
                                                                                     (State)

Additional abbreviations may also be used though not in the above list

For value received, _____________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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__________________________________________________________________ _____________
    (please print or typewrite name and address including postal zip code of assignee)

__________________________________________________________________ _____________

__________________________________________________________________ ____Shares of
the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, ____________________________

In the presence of                              Signature:


_______________________________________         _______________________ ________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.